Exhibit 99.2

TCP CAPITAL CORP. ANNOUNCES PRIVATE OFFERING OF
CONVERTIBLE SENIOR NOTES DUE 2019

SANTA MONICA, Calif., June 10, 2014 — TCP Capital Corp. (NASDAQ: TCPC) (the “Company”) announced today that it intends to privately offer, subject to market and other conditions, $100 million in aggregate principal amount of convertible senior unsecured notes due 2019 (the “Notes”). In addition, the Company expects to grant the initial purchasers of the Notes an option to purchase up to an additional $15 million in aggregate principal amount of the Notes to cover overallotments. The Notes will be offered in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will mature on December 15, 2019, unless previously converted in accordance with their terms. The Notes will be convertible under specified circumstances based on a conversion rate to be determined. The Company will pay or deliver, subject to the terms of the documents governing the Notes, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election.  The interest rate, the conversion rate and other terms of the Notes will be determined at the time of pricing of the private offering.

The Company intends to use the net proceeds of this offering to repay amounts outstanding under its revolving credit facilities (which will increase the funds under the revolving credit facilities available to the Company to make additional investments in portfolio companies) and to make investments in portfolio companies in accordance with its investment objective and for other general corporate purposes, including payment of operating expenses.

The Notes and the shares of common stock underlying the Notes have not been registered under the Securities Act, or any applicable state securities laws. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About TCP Capital Corp.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies with established market positions as well as small businesses. TCPC focuses on companies with differentiated products and strong regional or national operations and where it has deep industry knowledge and expertise. TCPC’s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager.

Forward-Looking Statements

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company’s filings with the SEC. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contact

TCP Capital Corp.

Jessica Ekeberg, 310-566-1094

investor.relations@tcpcapital.com